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                                                                  EXHIBIT 23.2
                                                                  Conformed Copy


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Del Monte Foods Company:


We consent to incorporation by reference in the registration statement (No. 333-40867) on Form S-8 of Del Monte Foods Company of our report dated July 24, 1998, relating to the consolidated balance sheets of Del Monte Foods Company and subsidiaries as of June 30, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, which report appears in the June 30, 1998, annual report on Form 10-K of Del Monte Foods Company.


/s/ KPMG Peat Marwick LLP

San Francisco, California
September 21, 1998